Exhibit 17.3
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             Letter Regarding Director Resignation for Edward Mackay
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TO THE BOARD OF DIRECTORS OF
ADRENALIN CORPORATION

        The undersigned, Edward H. MacKay, hereby resigns as a Director, President, Chief Financial Officer and Secretary of ADRENALIN ACQUISITION CORPORATION, a California corporation, effective as of the date hereof.

Dated: December __, 1999


                                                /s/Edward H. MacKay
                                                -------------------
                                                Edward H. MacKay





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